Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2021 (July 15, 2021 as to the disclosure of remaining performance obligations in Note 5 of the financial statements) relating to the financial statements of Cyxtera Technologies, Inc., appearing in Registration Statement No. 333-258948 on Form S-1 of Cyxtera Technologies, Inc.

/s/ Deloitte & Touche LLP

Miami, Florida

October 1, 2021